EXHIBIT 4.10

                         FORM OF OAKWOOD HOMES GUARANTY

                               GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT (this "Guaranty"), dated as of __________, _____, is made and entered into upon the terms hereinafter set forth, by and between Oakwood Homes Corporation, a North Carolina corporation (the "Guarantor"), and ________________________, a national banking association, as trustee (the "Trustee") of OMI Trust ____-__ (the "Trust").

RECITALS:

         a. The Trust was formed pursuant to a Pooling and Servicing Agreement, dated as of __________ __, 19__, which incorporates by reference the Company's Standard Terms to Pooling and Servicing Agreement (____________ Edition) (together, the "Pooling and Servicing Agreement"), by and among Oakwood Mortgage Investors, Inc. (the "Company"), Oakwood Acceptance Corporation (the "Servicer") and the Trustee. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.


         b. Under the Pooling and Servicing Agreement, the Trust issued its Pass-Through Certificates, Series _____-__ (the "Certificates"), in ____ Classes, including the Class ___ Certificates (the "Class ___ Certificates"). Under certain circumstances a shortfall in collection of amounts due on the Assets will cause the Certificate Principal Balance of the Class __ Certificates to be written down by the allocation of a Writedown Amount to the Class ___ Certificates (such a Writedown Amount being hereinafter referred to as a "Writedown"). Also, under certain circumstances a shortfall in collection of amounts due on the Assets will cause the Holders of the Class ___ Certificates not to receive the entire Interest Distribution Amount for the Class ___ Certificates on a Distribution Date (the difference between such Interest Distribution Amount and the amount available for distribution of interest on the Class ___ Certificates on such Distribution Date being hereinafter referred to as an "Interest Shortfall").

         c. The Guarantor desires to execute and deliver this Guaranty to the Trustee, and the Trustee, on behalf of the Holders of the Class ___ Certificates, desires to execute this Guaranty for the benefit of such Holders.


AGREEMENTS:

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

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         1. The Guarantor hereby guarantees to the Trustee, solely on behalf of the Holders of the Certificates, the full collection of amounts due on the Assets to the extent necessary to provide for the payment of any Writedown or Interest Shortfall for any Distribution Date to the Trustee in immediately available funds at or before [12:00 noon Eastern Time] on such Distribution Date, provided that the Trustee has notified the Guarantor in writing (which may be by telecopy confirmed by a telephone call as described below) of the amount of such deficiency in collections with respect to the Assets and resultant Writedown or Interest Shortfall (either, a "Guaranteed Amount") before the close of business on the Remittance Date preceding the applicable Distribution Date. If the Trustee fails to notify the Guarantor as provided in this paragraph of any Guaranteed Amount (and the amount thereof) for any Distribution Date before the close of business on the related Remittance Date, but subsequently so notifies the Guarantor, then the Guarantor shall deliver such Guaranteed Amount to the Trustee in immediately available funds as soon as practicable after its receipt of such notice. Notices sent to the Guarantor by telecopy or telephone shall be sent to the attention of____________________ (or such other person as may hereafter be prescribed by the Guarantor to the Trustee in writing) to the telecopy number of (910) 664-____ (or such other telecopy number as may be hereafter prescribed by the Guarantor to the Trustee in writing).

         2. The Guarantor guarantees payment of Guaranteed Amounts to the Trustee pursuant to the terms hereof only, and does not guarantee the Trustee's obligation to distribute payments made by the Guarantor hereunder to the Holders of the Class ___ Certificates, and the Guarantor shall not be liable for any failure by the Trustee properly to distribute the amount of any payments made by the Guarantor hereunder.


          3. The obligations of the Guarantor hereunder shall not be released by the Trustee's receipt, application or release of any security given for the payment of any of the Guaranteed Amounts.

         4. The liability of the Guarantor hereunder shall in no way be affected by (i) the release or discharge of the Company or the Trust in any creditors', receivership, bankruptcy or other proceedings, (ii) the impairment, limitation or modification of the liability of the Company or the Trust or the estate of the Company or the Trust in bankruptcy, or of any remedy for the enforcement of any of the Company's or the Trust's obligations under the Pooling and Servicing Agreement resulting from the operation of any present or future provision of the federal bankruptcy law or any other statute or the decision of any court, (iii) the rejection or disaffirmance of any instrument, document or agreement evidencing any of the Company's or the Trust's obligations under the Pooling and Servicing Agreement in any such proceedings, (iv) the assignment or transfer of any of the Company's or the Trust's obligations under the Pooling and Servicing Agreement by the Trustee or (v) the cessation from any cause whatsoever of the liability of the Company or the Trust with respect to the Company's or the Trust's obligations under the Pooling and Servicing Agreement.



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         5. To the extent the Guarantor makes any payment to the Trustee pursuant to this Guaranty in respect of any Guaranteed Amounts, the Guarantor shall be fully subrogated to the rights of the Trustee or the Holders of the Class ___ Certificates to receive the amount of such payment from collections in respect of the Assets. Until all of the covenants, terms and conditions of the Company with respect to the Company's obligations under the Pooling and Servicing Agreement are fully paid, performed, kept and/or observed, the Guarantor agrees that any liability or indebtedness of the Company now or hereafter held by the Guarantor, whether due to subrogation as provided in the preceding sentence or otherwise, shall be subordinated to the obligations of the Company to the Trustee under the Pooling and Servicing Agreement.

         Without limiting the generality of the foregoing, in the event that a Carryover Interest Amount is distributable on the Class ___ Certificates on a Distribution Date, the Trustee shall remit such Carryover Interest Amount to the Guarantor to the extent of the amount of any Guaranteed Amount previously paid by the Guarantor to prevent an Interest Shortfall and unreimbursed to the Guarantor, plus interest thereon at the Pass-Through Rate on the Class ____ Certificates from the date the Guarantor paid such Interest Shortfall. In the event that a Writedown Amount or Writedown Interest Amount or Carryover Writedown Interest Amount is distributable on the Class ___ Certificates on a Distribution Date, the Trustee shall remit such amount to the Guarantor to the extent it relates to a Guaranteed Amount that was previously paid by the Guarantor to prevent a Writedown but not reimbursed previously to the Guarantor.


         6. This is a guaranty of payment and performance and not of collection. The liability of the Guarantor hereunder shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Company, the Servicer or any other person, nor against any collateral available to the Trustee. The Guarantor hereby waives any right to require that an action be brought against the Company, the Servicer or any other person or to require that resort be had to any collateral in favor of the Trustee prior to discharging its obligations hereunder.

         7. This Guaranty is assignable by the Trustee to any successor trustee under the Pooling and Servicing Agreement, and any assignment of the Company's obligations under the Pooling and Servicing Agreement or any portion thereof by the Trustee shall operate to vest in the assignee the rights and powers of the Trustee hereunder to the extent of such assignment. This Guaranty shall be binding upon the Guarantor and the Guarantor's successors and assigns, and shall inure to the benefit of the Trustee, its representatives, successors, successors-in-title and assigns.



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         8. This Guaranty shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia applicable to contracts to be performed within said state. No amendment or modification hereof shall be effective unless evidenced by a writing signed by the Guarantor and the Trustee. When used herein, the singular shall include the plural, and vice versa, and the use of any gender shall include all other genders, as appropriate.



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         IN WITNESS WHEREOF, each of the undersigned has executed this Guaranty, or has caused this Guaranty to be executed by its duly authorized representative, as of the date first above written.

                                    OAKWOOD HOMES CORPORATION


                                    By:  ____________________________

                                             Title:  ____________________



                                    _____________________________, as
                                             Trustee


                                    By:  ____________________________

                                             Title:  ____________________





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